DATED 2000





                 ELTRAX SYSTEMS PTY LIMITED                             (1)

                 AREMISSOFT (HK) CORPORATION LIMITED                    (2)

                 ELTRAX INTERNATIONAL INC                               (3)

                 VERSO TECHNOLOGIES, INC (formerly named
                 Eltrax Systems Inc)                                    (4)

                 AREMISSOFT CORPORATION                                 (5)


           -----------------------------------------------------------

                        ASSET SALE AND PURCHASE AGREEMENT
                      Relating to the sale and purchase of
             ELTRAX SYSTEMS PTY LIMITED, a beneficially wholly-owned
                     subsidiary of Eltrax International Inc

           -----------------------------------------------------------

                                   Robertsons
                             57th Floor, The Center
                             99 Queen's Road Central
                                    Hong Kong
                                 Ref: CDIG/80220



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                                      INDEX


                                                                      Page No:

1.       Definitions
2.       Sale and Purchase of the Business
3.       Consideration
4.       Completion
5.       Excluded Assets and Liabilities
6.       Conduct of the Business
7.       Debts and Liabilities
8.       Risk and Liabilities
9.       Title
10.      Stocks and Cash Float
11.      Warranties by the Vendor
12.      Employees
13.      Vendor's Undertakings
14.      Guarantees
15.      Conditions
16.      Properties
17.      Generally
18.      Notices
19.      Execution

Schedule 1 - Warranties
Schedule 2 - Transferring Employees
Schedule 3 - Agreed Liabilities
Schedule 4 - Debts
Schedule 5 - The Property
Schedule 6 - Provisions relating to the Property

Appendix 1 - Computer Software Licences
Appendix 2 - Equipment
Appendix 3 - Fixtures and Fittings

THIS AGREEMENT is made the             day of                    2000


BETWEEN:

(1) ELTRAX SYSTEMS PTY LIMITED a company incorporated under the laws of Hong Kong whose registered office is at 2nd Floor, VIP Commercial Centre, 120 Canton Road, Kowloon, Hong Kong ("the Vendor")

(2) AREMISSOFT (HK) CORPORATION LIMITED a company incorporated under the laws of Hong Kong whose registered office is at Room 5705, The Center, 99 Queen's Road Central, Hong Kong ("the Purchaser")

(3) ELTRAX INTERNATIONAL INC a corporation incorporated under the laws of the state of Pennsylvannia US whose principal place of business is at 400 Galleria Parkway, Suite 300 Atlanta, GA30339, U.S.A. (Incorporation number 25-1369276) ("Eltrax International")

(4) VERSO TECHNOLOGIES, INC, formerly named Eltrax Systems Inc a corporation incorporated under the laws of the state of Minnesota US whose principal place of business is at 400 Galleria Parkway, Suite 300 Atlanta, GA30339, U.S.A. (Incorporation No: 41-1484525) ("Verso")

(5) AREMISSOFT CORPORATION a corporation incorporated under the laws of the State of Delaware US whose principal place of business is at [216 Haddon Street, Suite 607, Westmont, NJ 08108] (Incorporation No:2902859) ("the Purchaser's Parent Company")


WHEREAS:

(A) The Vendor is beneficially owned in its entirety by Eltrax International whose holding company is Verso and the Vendor inter alia, provides turnkey hardware and software solutions and services to the hospitality industry in the Peoples' Republic of China, Hong Kong, Macau, Japan, South Korea and Taiwan.

(B) The Purchaser's Parent Company and Verso (inter alia) have agreed under the terms of the Head Agreement (as defined below) that the Purchaser's Parent Company will purchase certain of the Assets and the Agreed Liabilities of Eltrax International as provided in and on the terms of the Head Agreement and pursuant thereto it has been agreed that the Vendor will sell to the Purchaser the Business (as defined below) upon the terms and conditions of this Agreement

NOW IT IS HEREBY AGREED as follows: -

1.   DEFINITIONS

     1.1 In this Agreement the following words and expressions have the following meanings unless inconsistent with the context:

     "Accounting Date" means 30th September 2000;

     "Accounts" means the accounts relating to the Business incorporated into the audited financial statements of the Vendor for the accounting reference period ended on the Accounting Date comprising balance sheet, profit and loss account, notes, the director's and auditor's reports and costs flow statement;

     "Agreed Form" means in relation to any documents  such document in the form
          agreed  between  the  parties  and   initialled  by  the   Purchasers'
          Solicitors and the Vendors' Solicitors for the purpose of identification;

     "Agreed Liabilities" the aggregate  amount  owed  by  the    Vendor  at the
          Completion Date in connection with the Business to or in respect of trade creditors which are set out in Schedule 3 to be assumed by the Purchaser pursuant to Clause 7.3 and in addition any liabilities to be included in the Completion Accounts which the Purchaser agrees in writing to assume in connection with the Business (but excluding any liabilities relating to any other division of the Vendor and also excluding any direct or indirect costs or liabilities incurred in connection with the sale and purchase of the Business whether under this Agreement or otherwise);

     "Assets" means all the property assets and rights of the Vendor used in the conduct of Business as at the Completion Date to be bought and sold pursuant to Clause 2.1 below, including, but not limited to, the Properties, all intellectual property and software products used in the Business and all other Assets of the Vendor save for the Excluded Assets;

     "Balance Sheet Date" means the 30th September 2000;

     "Business" means the business of providing turnkey hardware and software solutions and services to the hospitality industry carried on by the Vendor at the date hereof and at the Completion Date;

     "Business Contracts" means the Customers Contracts, Supplier Contracts and the Lease Contracts;

     "Business Day" means any day which is not a Saturday,  a Sunday or a Public
          Holiday in Hong Kong;

     "Business  Information"  means all  information,  know-how  and  techniques
          (whether or not confidential and in whatever form held under the name of the Vendor) which in any way relates to:-

               (i)  all or any part of the Business or Assets ;

               (ii) any products  manufactured  and/or sold or services rendered by the business;

               (iii)any  formulas,  designs,  specifications,   drawings,  data,
                    manuals or instructions;

               (iv) the  operations,  management,  administration,  or financial affairs of the Business (including any business plans or forecasts, information relating to future business development or planning information relating to litigation or legal advice); and

               (v) the sale or marketing of any of the products manufactured and/or sold or services rendered by the business, including but without limiting the generality of the foregoing words, customer names and lists, sales and marketing information including but not limited to targets, sales and market shares statistics, market surveys and reports on research.

     "Business Name" means Eltrax Systems Pty Ltd.;

     "CashFloat" means any cash balances held at the Effective Date for the purpose of reimbursing out-of-pocket expenses in connection with the Business;

     "Completion" means the completion of the sale and purchase of the Business and the Assets in accordance with Clause 4;

     "Completion Accounts" means the accounts prepared in accordance with GAAP incorporating the Assets to be acquired under clause 2.1 and the Agreed Liabilities as at 30th September 2000;

     "Completion Date" means the date on which the sale and purchase of the Business is completed in accordance with clause 4.1 but shall not in any event be prior to satisfaction or warrant of the conditions to Completion set forth in clause 15;

     "Completion Time" means the time at which the Completion actually occurs;

     "Confidential Information" means information of every kind concerning or in any way relating to the customers, business transactions, business methods, records, forms, charges, financial affairs, trade secrets and knowhow of the Business other than information which is in the public domain.

     "Computer Software Licences" means the computer software licences held by the Vendor as listed in Appendix 1 together with the benefit of all guarantees given to the Vendor in respect thereof or relating thereto;

     "Computer Systems" means all computer hardware, software and networks owned or used by the Business including all arrangements relating to the provision of maintenance and support, security, disaster recovery, facilities management, bureau and online services to the Business;

     "Consideration" means the total purchase price payable by the Purchaser to the Vendor for the Business and Assets hereby agreed to be sold for US Dollars Five Hundred and Eighty Thousand (US$580,000);

     "Creditors" means all trade and other debts, accrued charges and all other amounts owing by the Vendor in connection with the business on the Completion Date to the extent taken into account in the Completion Accounts together with such debts as have properly been incurred in the ordinary course of business between 30th September 2000 and Completion;

     "Customer Cash" means all cash sums belonging or referable to customers or potential customers of the Business which are held or deposited with the Vendor as deposits for or advances of instalment payments in relation to, any Business contract or so held or deposited in relation to any future contract to order which any such customer may place with the Business in the future;

     "Customer Contracts" means all those contracts, engagements or orders entered into on or by the Completion Date by or on behalf of the Vendor with its customers for the sale, loan or hire of goods or equipment or provision of services by the Vendor in connection with and in the ordinary course of business which at the Completion Date remain to be performed in whole or in part by the Vendor including, without limiting the generality of the foregoing words, or those contracts, particulars of which are set out in Schedule 1 to the Disclosure Letter;

     "Debts" means the  aggregate  amount  owed to the Vendor at the  Completion
          Date in connection with goods and services supplied in the Business by or in respect of trade debtors including (but without limitation) those trade debtors set out in Schedule 4 and in addition any debtors in connection with the Business to be included in the Completion Accounts which have fallen due between 30th September 2000 and Completion to be assigned to the Purchaser pursuant to a Deed of Assignment of Debts in the Agreed Form;

     "Disclosed" means fully and fairly disclosed to the Purchaser expressly for the purposes of this Agreement in the Disclosure Letter and for the purposes of this definition the expression "fully and fairly" means that a matter shall be Disclosed only if it has been Disclosed with reference to a particular Warranty identified by its number in
          Schedule 1 with sufficient particularity to enable the Purchaser to assess the full impact on the business of the matter disclosed;

     "Disclosure Letter" the letter disclosing exceptions to the Warranties dated the date hereof and written and delivered by the Vendor to the Purchaser in the Agreed Terms;

     "the Eltrax Guarantors" means Eltrax International and Verso;


     "Equipment" means the loose equipment comprising furniture plant and machinery computer hardware software facsimile filing systems archives and any other equipment wherever situate belonging to the Vendor and used in connection with the Business including, without limitation to the generality of the foregoing, all those items particulars of which are set out in Appendix 2;

     "Excluded Assets" means the assets listed in Clause 5 which are owned by the Vendor and excluded from the sale;

     "Excluded Employees" means all employees other than Transferring Employees if any;

     "Fixtures and Fittings" means the fixtures (other than the Fixed Plant and Equipment), furniture, utensils, templates, implements, chattels and equipment wherever situate belonging to the Vendor and used in connection with the business including, without limitation to the generality of the foregoing, all those items particulars of which are set out in Appendix 3;

     "GAAP" generally accepted accounting  principles,  as in effect on the date of any statement, report or determination that purports to be, or is registered to be, prepared or made in accordance with GAAP consistently applied throughout the periods to which reference is made;

     "Goodwill" means the goodwill of the Vendor in connection with the Business including the exclusive right for the Purchaser to represent itself as carrying on the Business in succession to the Vendor, and under the names and in connection with products of the Business under the trade names Eltrax Systems and all other trade names of the Business but excluding "Eltrax" and "Eltrax Hospitality" and all other trading names and styles of the Vendor;

     "HeadAgreement" means the Agreement between the Purchaser's Parent Company and Eltrax Systems and Eltrax Hospitality Group Inc. by virtue of which those parties have agreed to purchase all acquired assets and assume the assumed liabilities for the consideration (as such terms are defined in the Head Agreement) and upon the terms of the Head Agreement;

     "Hong Kong"  means  the  Hong  Kong  Special  Administrative Region  of the
          People's Republic of China;

     "Information"  means  other  than  the  Retained   Records  all  stationery
          promotional material brochures sales publications advertising material terms of business and all other written or printed material issued solely in connection with the Business and owned by the Vendor;

     "Intellectual Property Rights" means patents, know-how, registered and unregistered trademarks and service marks (including any trade, brand or business name and any distinctive sounds used to differentiate the goods or services of the business), domain names, registered designs, registered rights, utility models, copyright (including all such rights in computer software and hardware, the business information and any databases), moral rights and topography rights, (in each case for the full period thereof and all extensions and renewals thereof), applications for any of the foregoing and the right to apply for any of the foregoing in any part of the world and any similar rights situated in any country; and the benefit (subject to the burden) of any and all agreements, arrangements and licences in connection with any of the foregoing and without prejudice to the generality of the foregoing the rights to use, assign, licence or grant rights over any trade or service mark of the Vendor or any member of the Vendor save for "Eltrax" and "Eltrax Hospitality";

     "Leases" means the leases of the Properties brief details of which are set out in Schedule 5;

     "Lease Contracts" means those contracts and other contractual  arrangements
          (including, without limitation, finance leases, but excluding leases of real property) entered into by or on behalf of the Vendor in connection with the Business and which remain unperformed as at the Effective Date pursuant to which tangible assets used by the Vendor in or in connection with the Business at that date (together "the Leased Assets") have been supplied to or are held by the Vendor on hire or other rental, lease, licence, hire purchase, or in other terms such that title thereto does not pass or has not passed to the Vendor;

     "Liabilities" means the liabilities of the Vendor in relation to the Business outstanding at the Completion Date save for the Agreed Liabilities;

     "Properties" means the leasehold properties held by the Vendor described in
          Schedule 5;

     "Purchaser's Group" means the holding company of the Purchaser and all of the subsidiaries of such holding company;

     "Purchaser's Solicitors" means Messrs Robertsons of 57th Floor, The Center,
          99 Queen's Road Central, Hong Kong;

     "Records" means all sale and purchase records and lists of customers, suppliers, agents, distributors and prospective customers, contracts, correspondence, data, information reports, all consultancy reports prepared for the Vendor or its customers, personnel, payroll, orders for services and other books and records in whatever form the same are maintained (including computer programmes) in respect of the Business as are within the power possession or control of the Vendor and as may exist but excluding the Retained Records and any other records the Vendor is required to retain including (without limit) all records which relate both to the Business and other operations or businesses of the Vendor;

     "Retained Records" means records and other documents of the Vendor relating to the Business required to be retained by the Vendor by law;

     "Landlord" means the person or corporation for the time being entitled to the reversion expectant on the term granted by the Lease and shall include any superior landlord and the freeholder of the Property;

     "Stock" all unsold products and stock in trade, raw materials, components and work in progress of the Business at the Completion Date;

     "Supplier Contracts" means all those contracts, engagements or orders entered into on or prior to the completion Date by or on behalf of the Vendor for the supply or sale of goods to the Vendor in connection with and in the ordinary course of the Business which at the Completion Date remain to be performed in whole or in part;

     "Third Party Rights" means rights of the Vendor against third parties arising out of the Business in respect of manufacturer's or supplier's warranties guarantees and other contractual obligations and assurances (express or implied) in relation to Stock, Equipment and Computer Systems so far as the Vendor can assign the same but excluding any claim or right by the Vendor in respect of taxation or insurance;

     "Transferring Employees" means the employees listed in Schedule 2;

     "Vendor's Group" means the holding company of the Vendor and all of the subsidiaries of such holding company;

     "Vendor's  Solicitors  S.H.  Chan  & Co.  of  18th  Floor,  China  Overseas
          Building, 139 Hennessy Road, Hong Kong;

     "Warranties" the warranties representations and undertakings given by the Vendor and guaranteed by the Eltrax Guarantors set out in Schedule 1 to this Agreement.

     1.2 The schedules and appendices attached hereto form part of this Agreement and have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement includes the schedules, appendices and the recitals hereto

     1.3  In this Agreement and its schedules:

          1.3.1 words and expressions defined in the Companies Ordinance, Cap 32 of the Laws of Hong Kong shall have a like meaning herein

          1.3.2 reference to any statute or statutory provision includes any statute or statutory provision which amends or replaces or has amended or replaced it or which it has replaced and includes any subordinate legislation made under the relevant statute except to the extent that any amendment or modification enacted after today's date would extend or increase the liability of the Vendor under the Warranties

          1.3.3 the paragraph headings and index are for reference purposes only and shall not affect interpretation

          1.3.4 unless otherwise stated a reference to a clause or schedule is a reference to the clause or schedule so numbered in this Agreement

          1.3.5 unless the context otherwise requires words importing one gender include the other genders and words importing the singular include the plural and vice versa

2.   SALE AND PURCHASE OF THE BUSINESS

     2.1 Subject to the provisions of this Agreement the Eltrax Guarantors shall procure that and the Vendor shall sell and the Purchaser shall purchase for the Consideration with effect from the Completion Date the Business as a going concern and the Assets and without prejudice to the generality of the foregoing the Assets shall include in particular the following assets of the Business (if any):

          2.1.1 the Goodwill;

          2.1.2 the Properties;

          2.1.3 Equipment and Fixtures and Fittings;

          2.1.4 the benefit (subject to the burden) of the Business Contracts;

          2.1.5 the benefit (subject to the burden) of the Computer Software Licences (including for the avoidance of doubt the benefit of all guarantees given to the Vendor in respect thereof or relating thereto);

          2.1.6 the Stock;

          2.1.7 the Intellectual Property Rights;

          2.1.8 the Cash Float;

          2.1.9 the Computer Systems;

          2.1.10 the Lease Contracts;

          2.1.11 without in any way limiting the generality of the foregoing all other assets (if any) of the Vendor of whatever nature employed in the Business at the Completion Date but excluding the Excluded Assets;

          2.1.12 cash in hand and at bank and all cheques and other securities representing the same

     2.2 The Purchaser's Parent Company shall procure that Purchaser shall pay to the Vendor the Consideration as consideration for the sale of the Business as a going concern and the Assets on the Completion Date

3.   CONSIDERATION:

     3.1 The Consideration payable for the sale by the Vendor of the Business and the Assets shall be the sum of US Dollars Five Hundred and Eighty Thousand (US$580,000) being the aggregate of the values of the Goodwill, the Properties, the Fixtures and Fittings, the Business Contracts, the Computer Software Licences, the Intellectual Property Rights, the Computer Systems, the Lease Contracts, Motor Vehicles and the Stocks less the Agreed Liabilities and Cash Float.

4.   COMPLETION

     4.1 Completion shall take place on the Completion Date at the offices of the Purchaser's Solicitors or at such other place as the parties may agree on Completion at the Completion Time whereupon the transactions set out in Clause 4.2 and 4.3 shall take place

     4.2 The Eltrax Guarantors shall procure and the Vendor shall deliver or cause to be delivered to the Purchaser:

          4.2.1 a Deed of Assignment of the Intellectual Property Rights in the Agreed Form duly executed by the Vendor

          4.2.2 a Deed of Assignment of the Goodwill in the Agreed Form duly executed by the Vendor

          4.2.3 a Deed of Assignment of the Debts in the Agreed Form duly executed by the Vendor

          4.2.4 the Equipment, the Computer Systems and all other of the Assets as are capable of passing by delivery

          4.2.5 such documents as shall be reasonably necessary or appropriate to complete the sale and purchase of the Assets and vest title in them in the Purchaser

          4.2.6 the Records

          4.2.7 the Stock

          4.2.8 the Business Contracts which the Vendor hereby assigns to the Purchaser

          4.2.9 the Business Information and the Information

          4.2.10 the Computer Software Licences

          4.2.11 an assignment of the Leases and the Landlord's consent relating to the assignment of the Leases

          4.2.12 deeds of release in respect of all charges mortgages debentures and other security interests created by the Company (if any) or to which any of the Assets are subject in terms satisfactory to the Purchaser (if any)

     4.3 The Purchaser shall pay in cleared funds as the Vendor shall direct by giving 48 hours prior written notice the Consideration.

     4.4 The Purchaser shall not be obliged to complete the purchase of any of the Assets unless the purchase of all the Assets is completed in accordance with this Agreement (and completion of the Head Agreement is effected).

     4.5 The Vendor undertakes with the Purchaser to allow the Purchaser on reasonable notice access to or copies of such of the Retained Records relating to the period before Completion as the Purchaser may reasonably require in order to comply with any legal obligations imposed on the Purchaser after Completion and the Vendor undertakes that it shall give such reasonable assistance to the Purchaser as shall be agreed by the Purchaser and the Vendor after the Completion Date to facilitate the transition of the Business to the Purchaser including if requested by the Purchaser attending meetings with customers of the Business

5.   EXCLUDED ASSETS AND LIABILITIES

There shall be excluded from the sale and purchase of the Business and retained by the Vendor:

     5.1 all the statutory books and statutory records of the Vendor and the Retained Records

     5.2 any amounts recoverable by the Vendor in respect of taxation paid or payable by the Vendor in connection with matters or events occurring on or before the Completion Date

     5.3  the Liabilities

6.   CONDUCT OF THE BUSINESS

     6.1 The Vendor shall carry on the Business as a going concern and prudently and in an efficient and business-like manner from the date of this agreement to the Completion Date and during such period shall:

          6.1.1 not sell or dispose of any of the Assets or remove any physical Assets of the Business from the Property save in the course of normal day to day trading;

          6.1.2 use its  best   endeavours  to  maintain  the  trade  and  trade
               connection of the Business and shall not by any action omission default or neglect knowingly damage or risk damage to the same;

          6.1.3 settle the debts incurred  by it in the  course of the  Business
               including   (without   limitation)   salaries   wages  and  other
               emoluments payable to the employees of the Business;

          6.1.4 not enter into any material contract or incur capital expenditure (other than as disclosed in writing to the Purchaser prior to the date of this Agreement or except with the prior written consent of the Purchaser or at its request);

          6.1.5 not in any way depart from the ordinary course of the day-to-day conduct of the Business either as regards the scope or the manner of conducting the same;

          6.1.6 not enter into any unusual or abnormal contract or commitment which is material to the Business;

          6.1.7 not grant or create or agree to grant or create any mortgage charge debenture or other incumbrance over of affecting any of the Assets;

          6.1.8 not permit any or its insurances to lapse or do or omit to do any thing which would make any policy of insurance void or voidable.

     6.2 The Purchaser shall take over the Business with effect from the Completion Date and shall assume responsibility for the management of the Business in all respects.

7.   DEBTS AND LIABILITIES

     7.1 The Vendor shall assign the Debts to the Purchaser on Completion Date by executing a Deed of Assignment in the Agreed Form as provided in clause 4.2.3.

     7.2 The Vendor shall be solely responsible for and in the ordinary course of business shall discharge the Liabilities promptly and notwithstanding Completion shall be responsible for all debts payable by and claims accruing or outstanding against it in relation to the Business at Completion Date (save for the Agreed Liabilities) which it hereby agrees to discharge and satisfy in a timely manner. In relation to any claim made by a third party the Vendor will promptly give notice thereof to the Purchaser and will not take any steps which might damage the commercial interests of the Purchaser without prior consultation with and the approval of the Purchaser not to be unreasonably withheld or delayed

     7.3 The Purchaser shall be responsible for discharge of the Agreed Liabilities in accordance with their terms as from Completion and for the avoidance of doubt where it is determined that any listed Liability in Schedule 3 should not have been an Agreed Liability then such liability shall be deleted from the Agreed Liabilities for all the purposes of this Agreement and be treated as a Liability

     7.4 The Purchaser shall fully and effectively indemnify and keep indemnified the Vendor on demand against all demands, claims, liabilities, costs and expenses properly incurred by it in relation to the Agreed Liabilities

8.   RISK AND LIABILITIES

     8.1 The assets rights and property to be sold pursuant to this Agreement shall be at the sole risk of the Purchaser from the Completion Time

     8.2 Save for the Agreed Liabilities and the other obligations of the Purchaser assumed hereunder the Vendor hereby undertakes to indemnify and hold harmless the Purchaser from and against any and all

          8.2.1 losses costs liabilities and expenses arising out of or in connection with the ownership or carrying on of the Business arising or relating to all periods up to or on Completion and any and all actions suits proceedings claims demands assessments awards and judgements in respect thereto and (save in respect of work in progress and unfinished products and any steps required to be taken by the Purchaser under Clause 6.2)

          8.2.2 liabilities arising under or in respect of all contractual commitments entered into by the Vendor in respect of the Business (save as provided in Clause 2.1.4 in respect of the Business Contracts)

     8.3 The Purchaser covenants with the Vendor that it will pay, satisfy, discharge, and fulfil all costs, claims, expenses, liabilities, obligations and undertakings whatsoever relating to the Business in respect of any period commencing after Completion and will indemnify and hold harmless the Vendor in respect of the same

     8.4 After Completion the Purchaser shall meet and discharge all claims for fulfilment of warranties given by the Vendor in relation to the Business to customers which have been disclosed to the Purchaser or are normal warranties given in the ordinary course of the Business which arise after that date in respect of products sold or supplied or services provided by the Vendor before Completion and the Purchaser shall indemnify the Vendor against all reasonable costs and liabilities incurred by the Vendor under such warranties

     8.5 All rents, rates, gas, water, electricity and telephone charges and other outgoings ("the Outgoings") relating to or payable in respect of the Business up to and including Completion shall be borne by the Vendor and after Completion telephone charges and the Outgoings relating to or payable in respect of the Business shall be borne by the Purchaser and all rents, royalties and other periodical payments receivable in respect of the Business which are attributable to or arise by reference to the period after Completion shall belong to and be payable to the Purchaser. The Outgoings and payments receivable including Customer Cash shall be apportioned on a like basis, provided that any of the Outgoings or payments receivable which are referable to the extent of the use of any property or right shall be apportioned according to the extent of such use

     8.6  Where any amounts fall to be  apportioned  under this  Agreement,  the
          Vendor shall provide the Purchaser with full details of the apportionments, together with supporting vouchers or similar documentation, and in the absence of dispute the appropriate payment shall be made by or to the Vendor forthwith. If the amount of any apportionment is in dispute, the provisions of Clause 8.7 shall apply for resolving the dispute and the amount determined in accordance with that clause shall be paid within 14 days of the determination, together with interest calculated on a daily basis (as well after as before judgment), from Completion until the date of actual payment, at the rate of two per cent per annum above the prime rate from time to time of the Hong Kong & Shanghai Banking Corporation Limited

     8.7 Any dispute with respect to the determination of the value of any apportionments under Clause 8.6 shall be referred for final settlement to a firm of chartered accountants nominated jointly by the Vendor and the Purchaser or, failing such nomination within 14 days after request by either the Vendor or the Purchaser, nominated at the request of either of them by the President for the time being of the Hong Kong Society of Accountants. The accountants shall be entitled to call for and inspect the working papers of the Vendor's auditors and such other documents as they may reasonably consider necessary. In making their determination, the accountants shall act as experts and not as arbitrators, their decision shall (in the absence of manifest error) be final and binding on the parties and their fees shall be borne and paid by the Vendor and the Purchaser in such proportions as the accountants determine

     8.8 The Vendor shall be granted by the Purchaser the right during normal business hours to inspect on reasonable notice all the Records relating to the Business which the Vendor considers necessary to consider such apportionments provided that the Vendor shall keep the same confidential and not divulge or disclose the same save as required by law

     8.9 The Vendor shall maintain all such of the Retained Records which are retained by it on Completion for a period of not less than 7 years from Completion

9.   TITLE

     9.1 The Leases shall be assigned by the Vendor to the Purchaser pursuant to the terms and conditions set out in Schedule 6

     9.2 The Eltrax Guarantors shall procure that they and the Vendor shall take all necessary steps and generally co-operate fully with the Purchaser to ensure that it obtains the full benefit of the Business and the Assets and shall execute such documents and take such other steps as are reasonably necessary or appropriate for vesting its rights and interests in the Business and the Assets in the Purchaser and as requested by the Purchaser

     9.3 In so far as the Assets comprise the benefit of the Business Contracts or the Computer Software Licences or Computer arrangements which cannot be effectively assigned to the Purchaser without the consent of a third party or except by agreement or novation:-

          9.3.1 the Vendor and the Purchaser shall use all reasonable endeavours to obtain such consent in order to procure a novation;

          9.3.2 unless and until such consent is obtained or any such contract is novated the Purchaser shall for its own benefit and to the extent that such Customer Contracts or Computer Software Licences complete arrangements (as the case may be) permit perform on behalf of the Vendor and the Vendor shall hold the relevant Customer Contract or Computer Software Licence as bare trustee for the Purchaser (and subject to 9.3.3) for nil consideration and shall sub-contract any work arising from the Contracts to the Purchaser to the intent that the Vendor does not benefit from the Customer Contracts

          9.3.3 if and to the extent that any Customer Contract incorporates a prohibition against holding on trust or any agency arrangement, pending the obtaining of such consents, the Vendor and the Purchaser will make such other arrangements between themselves as may be permissible to implement so far as possible the effect of the transfer of the benefit and the burden of such Customer Contracts to the Purchaser to the intent that the Vendor does not benefit from and incurs no expense in respect of the Customer Contracts

     9.4 The Purchaser shall indemnify and hold harmless the Vendor against all costs, claims, liabilities and expenses arising out of the Customer Contracts (but not in the event that the same arises from a breach or default by the Vendor) or the Computer Software Licences after Completion

10.  STOCKS AND CASH FLOAT

     10.1 The parties shall jointly procure that as soon as practicable and in any event within 21 days of the Completion Date:-

          10.1.1 the value of the Stock as at the Completion Date is determined upon the same basis as for the purposes of the Completion Accounts, but reduced by the amount of any prepayment or deposits received by the Vendor or payable to it under the Customer Contracts prior to the Transfer Date;

          10.1.2 the amount of the Cash Float is determined.

     10.2 Any dispute with respect to the determination of the value of the Stocks or the amount of the Cash Float shall be referred for final settlement to a firm of chartered accountants nominated jointly by the Vendor and the Purchaser or, fairly such nomination within 14 days also request by either the Vendor or the Purchaser, nominated at the request of either of them by the President for the time being of the Hong Kong Society of Accountants. The accountants shall be entitled to call for and inspect the working papers of the Vendor's auditors and such other documents as they may reasonably consider necessary. In making their determination, the accountants shall act as experts and not as arbitrators, their decision shall (in the absence of manifest error) be final and binding on the parties and their fees shall be borne and paid by the Vendor and the Purchaser in such proportions as the accountants determine.

     10.3 The amounts agreed or determined under the foregoing sub-clauses shall (to the extent agreed) be paid to the Vendor forthwith upon their being agreed and (as to any balance) upon the amount being determined.

     10.4 The Vendor shall be liable for payment of all sums which were outstanding at the Completion Date in respect of items included in the Stock.

11.  WARRANTIES BY THE VENDOR

     11.1 The Vendor warrants to the Purchaser that subject to matters Disclosed in the Disclosure Letter and in this Agreement the Warranties set out in Schedule 1 at the date of this Agreement are (and will at Completion be) true and accurate in all respects

     11.2 The rights and remedies of the Purchaser in respect of any breach of the Warranties shall not be affected by Completion, by the Purchaser failing to exercise or delaying the exercise of any of its rights or remedies or by any other event or matter whatsoever

     11.3 Where any Warranty refers to the awareness or knowledge information and belief of the Vendor the Vendor undertakes that it has procured that the directors of the Vendor have made reasonable, diligent and proper enquiry into the subject matter of that Warranty

     11.4 If the Vendor pays to the Purchaser an amount in respect of a breach of the Warranties and the Purchaser subsequently recovers from a third party a sum which is in respect of that breach the Purchaser shall forthwith pay to the Vendor so much of the amount paid by the Vendor as does not exceed the sum recovered from the third party less all reasonable costs charges and expenses incurred by the Purchaser in recovering that sum from the third party and any applicable tax

12.  EMPLOYEES

     12.1 The parties declare that it is their intention that the contracts of employment of the Transferring Employees shall be transferred to the Purchaser with effect from Completion

     12.2 All salaries and other emoluments relating to the Transferring Employees shall be borne by the Vendor up to and including Completion and by the Purchaser thereafter and all necessary apportionments shall be made

     12.3 The Vendor shall indemnify the Purchaser against each and every cost claim liability expense or demand which relates to or arises out of any act or omission by the Vendor or any other event or occurrence prior to the date of Completion and which the Purchaser may incur in relation to any contract of employment and collective agreements concerning the Transferring Employees including without limitation any such matter relating to or arising out of:

          12.3.1 the Vendor's rights powers duties and/or liabilities under or in connection with any such contract of employment and any such collective agreements (which rights powers duties and/or liabilities are or will be transferred to the Purchaser)

          12.3.2 anything done or omitted before Completion by or in relation to the Vendor in respect of any contract of employment or any such collective agreements or any person employed in the Business which is deemed to have been done or omitted by or in relation to the Purchaser

          12.3.3 the Vendor's failure to pay to any Transferring Employee any sums due in respect of the period prior to Completion

          12.3.4 any  claim by any  trade  union,  staff  association,  employee representative or staff body recognised by the Vendor or Transferring Employees in respect of all or any of the Transferring Employees arising out of the Vendor's failure to comply with its legal obligations to such trade unions, staff associations, employee representatives, staff bodies or Transferring Employees

          12.3.5 any claim by any of the Excluded Employees or any other former existing or future employee of the Vendor (other than Transferring Employees) against the Purchaser concerning or relating to any matter whatever including without limitation any claim by such Excluded Employees that their employment has transferred to the Purchaser or arising from any termination which the Purchaser effects of such Excluded Employees

          12.3.6 any claim by any of the Transferring employees made before or after the date of Completion for severance pay as a consequence of such Transferring Employee declining to accept employment by the Purchaser as contemplated by this Agreement

     12.4 The Purchaser shall indemnify the Vendor against each and every cost claim liability expense or demand arising from any act or omission by the Purchaser in relation to a Transferring Employee occurring after the date of Completion

     12.5 The parties hereby agree and acknowledge that the Excluded Employees shall be deemed not to transfer with the Business and shall remain in the employ of the Vendor.

13.  VENDOR'S UNDERTAKINGS

For the purpose of assuring to the Purchaser the full benefit of the Business the Vendor covenants with the Purchaser that the Vendor shall not and the Eltrax Guarantors as a separate covenant shall not and shall procure that each company in the Vendor's Group shall not:-

     13.1 use in any way, for their own account or the account of any other party, nor disclose to any third party, Confidential Information relating to the Business or any clients or customers of the Business or any Assets or information which are the subject of this Agreement save as may be required by law or which enters the public domain (through no fault of the Vendor)

     13.2 publish any technical descriptions of Confidential Information beyond those published and authorised for disclosure by the Purchaser save as may be required by law or which enters the public domain (through no fault of the Vendor)

     13.3 for three (3) years following the Completion, either on its own account or through or in conjunction with any other person anywhere within Hong Kong or anywhere else in the world unless otherwise authorised by the Purchaser in writing directly or indirectly

          13.3.1 solicit, interfere with, approach or endeavour to entice away from the Purchaser any person who is now or has during the last two (2) years preceding the Completion been a client or customer or employee or contractor of the Vendor in relation to the Business

          13.3.2 participate in the ownership, management, operation, or control of, or have any financial interest in or be connected with, or engage in or aid or knowingly assist anyone else, in the conduct of any business in competition with the Business

14.  GUARANTEES

     14.1 In consideration of the Purchaser entering into this Agreement the Eltrax Guarantors hereby jointly and severally guarantee the due and full performance by the Vendor of its duties obligations and undertakings under this Agreement and hereby undertake to the Purchaser that if the Vendor shall fail in any respect to fulfil or shall be in breach of any of its duties obligations warranties representations covenants or undertakings the Purchaser shall be at liberty to act and each of the Eltrax Guarantors shall be liable as if they were the party principally bound thereby

     14.2 In consideration as aforesaid the Eltrax Guarantors hereby covenant with the Purchaser that they will indemnify and at all times hereafter keep the Purchaser fully indemnified against all losses damages costs and expenses which may be incurred or suffered by it by reason of any default on the part of the Vendor in making the payments and in performing and observing the agreements and conditions on its part herein contained

     14.3 The Eltrax Guarantors hereby agree that any duty obligation covenant warranty agreement or undertaking expressed in this Agreement or in the Schedules to be a duty obligation covenant Warranty agreement or undertaking of the Vendor shall be and be construed as a duty obligation covenant Warranty agreement and undertaking of the Eltrax Guarantors and the Vendor jointly and severally

     14.4 The guarantees, covenants and agreements contained in this clause 14 shall be a continuing security and shall not be affected by any time or indulgence granted by the Purchaser to the Vendor

     14.5 Each reference herein to the Eltrax Guarantors shall be deemed to include their respective successors all of whom shall be bound by the provision hereof

15.  CONDITIONS

     This Agreement and Completion is conditional upon the exchange and completion of the Head Agreement and all subsidiary agreements contemplated by the parties thereto under that Agreement.

     This Agreement shall automatically terminate on the expiry of 6 months from the date hereof and all rights and obligations of the parties shall save for accrued rights cease to have effect immediately on such date, unless before that date the above mentioned condition has been fulfilled.

     The assignment of the Leases is conditional (unless and to the extent that the Purchaser waives such condition in relation to the Property by notice in writing given to the Vendor at any time) upon the consent of the respective Landlords for the time being under the Lease to the assignment of the Leases to the Purchaser ("the Landlords' Consent") being obtained. The Vendor has applied to the Landlords for the Landlords' Consent and shall keep the Purchaser fully informed of the progress of such application.

     The Vendor will use best endeavours to obtain the Landlords' Consent and satisfy any lawful and reasonable requirements of the Landlords as a condition of obtaining the Landlords' Consent.

16.  PROPERTIES

     The provisions of Schedule 6 shall more particularly apply in relation to the assignment of the Properties.

17.  GENERALLY

          17.1.1 Except as required by law and any such announcements made or to be made to the staff of the Vendor no announcements of the terms of this Agreement shall be made by any party without the consent of the others and pending any agreed announcement each party shall use its best endeavours to keep the same confidential

          17.1.2 The exercise of or the failure to exercise any right (including a right of rescission) conferred on any party by this Agreement shall not constitute a waiver of that or any other right or remedy available to that party

          17.1.3 If any provision of this Agreement is held by any competent authority to be invalid or unenforceable in whole or in part this Agreement shall continue to be valid as to its other provisions and the remainder of the affected provision

          17.1.4 This Agreement shall be governed by and construed in accordance with Hong Kong law and the parties irrevocably submit to the non exclusive jurisdiction of the Courts of Hong Kong and waive any objection to proceedings in such courts on grounds of venue or on the grounds that proceedings have been brought in an inconvenient forum

     17.2 All obligations which remain to be performed after the date of Completion shall continue in full force and effect notwithstanding Completion and shall not merge in the assurance to the Purchaser

     17.3 This Agreement shall be binding upon and enure for the benefit of the successors of the parties but shall not be assignable, save that the Purchaser may at any time assign all or any part of the Assets

     17.4 This Agreement, together with any documents referred to in it, constitutes the whole agreement between the parties relating to its subject matter and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, warranties, assurances and arrangements of any nature, whether in writing or oral, relating to such subject matter

     17.5 The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty, promise or assurance by the Vendor or any other person save for those contained in this Agreement. The Purchaser agrees that (except in respect of fraud) it shall have no right or remedy in respect of any representation, warranty, promise or assurance save for those contained in this Agreement

     17.6 No variation of this Agreement shall be effective unless made in writing and signed by each of the parties

     17.7 Each party shall bear its own costs arising out of or in connection with the preparation, negotiation and implementation of this Agreement

18.  NOTICES

     18.1 Any notice required to be given by any party hereto to another shall be in writing and shall be delivered personally at or sent by prepaid first class post addressed in each case to the address given herein or such other address as may from time to time be notified for this purpose and any notice so served by post shall be deemed to have been served 48 hours after the time at which it was posted and in proving such service it shall be sufficient to prove that the notice was properly addressed and posted as a first class letter. A notice delivered by courier shall be deemed to be given personally and:-

          18.1.1 at the time of delivery if it is delivered before 6.00pm on a Business Day; and

          18.1.2 in any other case at 9.00am on the next following Business Day.

          (a)  If to Vendor, addressed as follows:

                  Eltrax Systems Pty Limited
                  2nd Floor, VIP Commercial Centre
                  120 Canton Road
                  Kowloon
                  Hong Kong

                  with a copy to:

                  Derek S. Adolf/Lise Barrera
                  Jaffe Raitt
                  Jaffe Raitt Heuer & Weis S.P.L.
                  One Woodward Avenue,
                  Suite 2400, Detroit Michigan, 48226, U.S.A.

                  Gary Y.H. Yeong
                  S.H. Chan & Co.,
                  18/F China Overseas Building,
                  139 Hennessy Road,
                  Wanchai, Hong Kong

          (b)  If to Purchaser, addressed as follows:

                  AremisSoft (HK) Corporation Limited, 5705 The Center, 99 Queen's Road Central,
                  Central, H.K.

                  with copies to:

                  Scott Bartel,
                  Bartel Eng Linn & Schroder,
                  300 Capitol Mall,
                  Suite 1100,
                  Sacramento,
                  California, 95814, U.S.A.

                  Christopher  Gordon,  Robertsons,
                  57th Floor, The Center,
                  99  Queen's Road Central, H.K.

          (c)  if to the Eltrax Guarantors, addressed as follows:

                  Verso Technologies, Inc.
                  400 Galleria, Suite 300,
                  Atlanta, GA30339,
                  U.S.A.
                  Attn: William P. O'Reilly, Chairman

          (d)  if to the parent company, addressed as follows:

                  AremisSoft   Corporation,
                  216  Haddon  Street,   Suite  607,
                  Westmont, NJ08108,
                  U.S.A.
                  Attn: Roys Poyiadjis, CEO

          or to such other individual or address as any party hereto may designate for itself following the giving of prior written notice as provided herein

     18.2 Each of Eltrax International and Verso hereby appoint those persons named at Clause 18.1(a) in Hong Kong as their process agent to receive and acknowledge on its behalf any writ, summons, order, judgment or other court documents (together "Processes") relating to this Agreement and such parties further confirm that any such Processes shall be sufficiently served to such process agent if delivered to the address maintained by it in Hong Kong from time to time for receiving notices herein.

19.  EXECUTION

     19.1 This Agreement may be signed in any number of copies or counterparts (and by different parties hereto on separate copies or counterparts), each of which when so signed and delivered shall be an original but all the counterparts shall nevertheless constitute one and the same instrument.

AS WITNESS the hands of the Parties the day and year first above written

                                   SCHEDULE 1

(The Warranties)

1.   THE VENDOR

1.1 The Vendor is and will at Completion be entitled to enter into this Agreement with the Purchaser and the Vendor has full power and authority to sell the Assets to the Purchaser without obtaining the consent of any third party.

1.2 Compliance with the terms of this Agreement, and any document entered into by the Vendor in accordance with it, does not and will not conflict with or result in a breach of any of the provisions of the Vendor's Memorandum or Articles of Association.

1.3 The Vendor has at all times carried on the business in all respects in accordance with its Memorandum and Articles of Association for the time being in force and any other documents to which it is or has been a party.

1.4. The Vendor has not disposed of or agreed to dispose of or granted or agreed to grant any security or other encumbrance in respect of any of the Assets and the Vendor shall sell the Assets to the Purchaser with full title guarantee free from all charges liens and encumbrances.

2.   ACCOUNTS

2.1 The Accounts have been prepared in accordance with the requirements of all relevant statutes and generally accepted accounting principles consistently applied and comply with all current standard statements of accountancy practice applicable to a Hong Kong company and show a true and fair view of the state of affairs of the Vendor at the Balance Sheet Date and the profits or losses for the period ended on such date.

2.2 To the extent required by the Companies Ordinance and the relevant SSAPs proper provision or reserve has been made in the Accounts for all liabilities and capital commitments of the Company outstanding at the Balance Sheet Date whether contingent quantified disputed or not and the Statutory Accounts are not affected by any unusual or non-recurring item (as relate to the Business).

2.3 For the purposes of the Accounts the Company's assets have been valued on bases in all material respects consistent with those adopted for the purpose of the audited accounts of the Company in respect of the beginning and end of each of the last three preceding accounting periods and the bases and policies of accounting of the Company adopted for the purpose of preparing the Accounts are the same as those adopted for the purpose of preparing the audited accounts for such periods.

2.4 The Completion Accounts have been prepared in accordance with generally accepted accounting principles and reflect a true and fair view of the state of affairs of the Business and truly and fairly disclose all assets and the Agreed Liabilities of the Business at the date to which they relate and apply bases and policies of accounting which have been consistently applied in the Accounts (save that such Completion Accounts have not been audited) and there have been no material changes and no material deterioration in the financial position of the Company since the Balance Sheet Date other than as disclosed in the Accounts and no extraordinary items have occurred during the periods between the date of the Accounts and Completion.

3.   VENDOR'S BOOKS AND RECORDS

3.1 All of the Vendor's accounts, books, ledgers, financial and other records of every kind relating to the Business have been fully and accurately maintained in accordance with generally accepted accounting practices and standards and there are no material inaccuracies or discrepancies of any kind contained or reflected in them or in any of them in relation to its fixed assets, debtors, creditors, work-in-progress and other current assets of the Business (including without prejudice to the generality the Assets, the Equipment, the Debts and the Stock) and liabilities (including the Agreed Liabilities and the Liabilities) in relation to the Business and will be fully written up to the date of Completion.

4.   CONSEQUENCE OF ACQUISITION OF THE BUSINESS BY THE PURCHASER

The acquisition of the Business and/or the Assets by the Purchaser or compliance with the terms of this Agreement will not:

4.1 (so far as the Vendor is aware without having made enquiry of such following persons) cause any person who normally does business with the Business not to continue to do so on the same basis as previously;

4.2 relieve any person of any contractual obligation to the Business or the Vendor in respect of the Business or enable any person to determine any such obligation enjoyed by the Business;

4.3 give rise to or cause to become exercisable any right of pre-emption relating to the Business or any of the Assets nor;

4.4 result in a breach of or constitute a default under (i) the terms, conditions or provisions of any agreement or instrument or (ii) any order, judgment or decree of any court or governmental agency to which the Vendor is a party or by which the Vendor is bound in relation to the Business;

and to the best of the knowledge and belief of the Vendor (without having made enquiry of the customers) the relationship of the Business with clients, customers, suppliers and employees will not be adversely affected by the execution, completion and/or implementation of this Agreement.

5.   THE ASSETS


5.1  Ownership of Assets

     5.1.1 The Vendor owns absolutely at Completion all the Assets.

     5.1.2 The Vendor has not disposed of or agreed to dispose of or granted or agreed to grant any security or other encumbrance in respect of any of the Assets.

5.2  Assets sufficient for the Business

     5.2.1 The assets comprise all assets now used in the Business and which are necessary for the continuation of the Business now carried on.

     5.2.2 The work in progress is at its normal level having regard to current orders included in the Customer Contracts and to orders reasonable anticipated from customers of the Business.

     5.2.4 The stocks of all materials, packaging materials and finished goods included in the stocks are not excessive and are adequate in relation to the current trading requirements of the Business.

5.3  Equipment

     5.3.1 Appendix 2 contains full and accurate details of the Equipment.

     5.3.2 The Equipment and other equipment :-

          (a) are in a proper state of repair and condition and satisfactory working order;
          (b)  have been regularly and properly maintained; and
          (c) are adequate for and not surplus to the requirements of the business.

5.5  Document Stamps

     All documents which in any way effect the right, title or interest of the Vendor in or to any of the assets and which attract stamp duty have been duly stamped within the requisite period for stamping.

5.6 None of the Assets is subject to any option, lien or encumbrances or any agreement or commitment to give or create any of the foregoing and the Assets are the sole unencumbered absolute property of the Vendor.

5.7 There has been no exercise, purported exercise or claim for any charge, lien, encumbrance or equity over any of the Assets and there is no dispute directly or indirectly relating to any of the Assets.

5.8 The Vendor has not purchased any of the Assets on terms that property in them does not pass until full payment is made by it to the seller.

6.   TRADING

6.1  Business and Financial Position

     6.1.1 Since the Accounting Date:-

          (a) the Business has been continued in the normal course as regards its nature, extent and manner of carrying it on;
          (b) neither the turnover nor the financial or trading business of the Business has deteriorated;
          (c) the Vendor has not borrowed or raised any money or taken any financial facility in relation to the Business except for the overdraft facilities from its bankers specified in the Disclosures;
          (d) the Vendor has paid the Creditors of the business in accordance with their respect credit terms and there are no amounts owing by the Vendor which have been due for more than six weeks.

     6.1.2 So far as the Vendor is aware the trading prospects of the Business have not been adversely effected as a result of any event or circumstance which has arisen since the Accounting Date.

     6.1.3 Since the Accounting Date the Vendor has not deliberately done or omitted to do anything which might prejudice or effect the Goodwill.

6.2  Existing Suppliers and Customers

     6.2.1 So far as the Vendor is aware:-

          (a) no supplier of the business has, in the past three years, ceased or (as a result of the acquisition of the business by the
               Purchaser or for any other reason) will cease supplying the Business or may substantially reduce its supplies to the Business;
          (b) no customer of the Business has, in the past three years, terminated or materially reduced, or will (as a result of the acquisition of the Business by the Purchaser or for any other reason) terminate or materially reduce, its relationship with the Business.

6.3  Licences and Consents

     6.3.1 The Vendor has obtained all necessary Licences and Consents for the proper carrying on of the Business and is not in breach of any of their terms or conditions.

     6.3.2 Details of all of the licences and consents are set out in the disclosures and the Vendors knows of no reason why they should not be capable of being transferred or obtained by the Purchaser without the necessity for any special arrangement or expense.

6.4  Insurance

     6.4.1 All the Assets of an insurable nature are and have at all material times been insured in amounts representing the full replacement or reinstatement value of them against fire and other risks normally insured against by a person carrying on business of the same class as the Business.

     6.4.2 All insurances relating to the Business and the Assets are currently in full force and effect and nothing has been deliberately done or omitted to be done which could make any policy of insurance void or voidable.

     6.4.3 Subject to any provision in the Completion Accounts the Debts at the date hereof will realise their full face value and be good and collectable in the ordinary course of business.

6.5  Joint Ventures

     6.5.1 The Vendor:-

          6.5.1.1 is not and has not been a party to any joint venture or consortium or any partnership arrangements or agreement or any agreement or arrangement for sharing commissions or other income related to the Business;

          6.5.1.2 does not conduct and has not conducted any part of the Business through a branch, agency or permanent establishment outside of Hong Kong.

6.6  Agreements concerning the Business

     6.6.1 There have been no arrangements and understandings (whether legally enforceable or not) between the Vendor and any person who is, directly or indirectly, a shareholder or the beneficial owner of any interest in the Vendor or any company in which the Vendor is interested relating to the management of the Business or the ownership or transfer of the ownership or the letting of any of the Assets or the provision of finance, goods, services or other facilities to or by the Vendor or otherwise in any way relating to the Business or the Assets.

     6.6.2 compliance with the terms of this Agreement does not and will not conflict with or result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which the Vendor is now a party.

7.   MATERIAL CONTRACTS

The Vendor is not in relation to the Business and/or the Assets a party to or subject to any legally binding agreement, transaction, obligation, commitment, arrangement or liability which is material in terms of the trading or financial position of the Business which:

7.1 is incapable of complete performance in accordance with its terms within 6 months after the date on which it was entered into or undertaken or;

7.2 is known by the Vendor to have been likely to result in a loss to the Vendor on completion of performance if the Vendor had not sold the Business pursuant to this Agreement or;

7.3 subject to force majeure could not readily be fulfilled or performed by the Vendor on time and without undue or unusual expenditure of money and effort if the Business was not sold or;

7.4 other than in respect of work carried out between the exchange of a contract and completion of that contract is a contract under which payment has already been received by the Vendor but which requires the performance of services by the Purchaser after the date of Completion or;

7.5 involves or is likely to involve obligations, restrictions, expenditure, or receipts of an unusual, onerous or exceptional nature and not in the ordinary course of the Business or;

7.6 other than normal leasing agreements in respect of office equipment is a lease, loan agreement or a contract for hire or rent, hire purchase or purchase by way of credit sale or periodical payment or;

6.7 involves or is likely to involve the supply of services by the Vendor the aggregate value of which will represent in excess of 10% of the turnover for the last accounting period of the Vendor or;

7.8 will require the Purchaser to pay any commission, finder's fees, royalty or similar payment or;

7.9 in any way restricts the Vendor's freedom to carry on the whole or any part of the Business in Hong Kong or elsewhere in such manner as it thinks fit.

8.   THE BUSINESS CONTRACTS

8.1  Disclosure of contracts

     The Business Contracts, the Computer Software Licences, the Customer Contracts, the Lease Contracts and the Leases (together referred to in this clause as "the Contracts") constitute all the contracts and other engagements, whether written or oral, referable to the Business to which the Vendor is now a party, apart from the contracts of employment of the employees.

8.2  Nature of Contracts

     None of the Contracts :

     8.2.1 is of an unusual, abnormal or onerous nature;

     8.2.2 is for a fixed term of more than six months;

     8.2.3 is of a long term nature (that it is say incapable of performance in accordance with its terms within six months after the date which it was entered into or undertaken);

     8.2.4 is incapable of termination in accordance with its terms by the Purchaser on 60 days' notice or less;

     8.2.5 is of a loss making nature (that is to say known to have been likely to result in a loss to the Vendor on completion of performance if the Vendor had not sold the Business);

     8.2.6 is not capable of being readily fulfilled or performed by the Purchaser on time without undue or unusual expenditure of money or personnel;

     8.2.7 will involve payment by the Purchaser by reference to fluctuations in the index of retail prices;

     8.2.8 was entered into in any way otherwise than in the normal course of Business.

8.3 The Vendor is not nor (to the best of its knowledge and belief) will it with the lapse of time become:

     8.3.1 in default under any of the Contracts or in respect of any other obligations or restrictions binding upon it in relation to the Business nor has it waived any rights or privileges under any of them;

     8.3.2 in default under any provisions existing by reason of membership of any association or body relating to the Business;

     8.3.3 liable in respect of any representation or warranty (whether express or implied) or matter giving rise to a duty of care on the part of the Vendor relating to the Business.

8.4 No threat or claim of default under the Contracts and/or the Assets has been made and is outstanding against the Vendor and there is nothing whereby any of the Contracts may be terminated or rescinded by any other party or whereby the terms of them may be worsened or the Business and/or the Assets prejudiced as a result of anything done or omitted or permitted to be done by the Vendor.

8.5 Neither the Vendor nor any other party to any agreement with the Vendor is in default under such agreement being a default which would be material in the context of the financial or trading position of the Business or in the context of its Assets nor (as far as the Vendor is aware) are there any circumstances likely to give rise to such a default.

8.7 Subject to the provision in the Completion Accounts the Vendor has not manufactured or sold products which were or are or will become in any material respect faulty or defective or which did not or do not comply in any material respect with any warranties or representations expressly or impliedly made by the Vendor or with all applicable laws regulations standards and requirements.

9.   EMPLOYEES

9.1 Full details in all material respects have been supplied to the Purchaser and are annexed as Schedule/annexure 2 to the Disclosure Letter to the Purchaser] as to the Transferring Employees' ages, length of service, rates of remuneration, bonus, commission, benefits in kind, periods of notice, pension and other rights under any retirement benefits, life assurance or hospital insurance scheme of the Vendor. Such details will remain true and accurate at Completion and the Vendor is not under any legal or moral commitment to change or vary any of such details and will not prior to Completion enter into any such commitment. The information contained in the Second Schedule is true and correct in all material respects. There are no stock option or other schemes either in operation or proposed whereby any of the Transferring Employees is or is to be entitled to any shares or to any commission or remuneration of any sort calculated by reference to the turnover profit or sales of the Vendor.

9.2 No liability has been incurred by the Vendor and not yet been discharged for breach of any contract of service or employment or for redundancy payments or for damages or compensation for dismissal or otherwise or for failure to comply with any order for reinstatement or re-engagement of any Transferring Employee engaged in connection with the Business or for the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee of the Vendor employed in connection with the Business.

9.3 There are not in existence any contracts of employment between the Vendor and any of the Transferring Employees nor any consultancy agreements between the Vendor and any of the Transferring Employees which cannot be terminated by 3 months' notice or less or (where not reduced in writing) by reasonable notice without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or compensation for dismissal). The Vendor has not given nor received any notice to terminate any contract of employment of any of the Transferring Employees or any other person employed in the Business which expires on or after the date of Completion.

9.4 The Vendor has not offered and will not prior to Completion offer a contract of employment or for services to any person to be employed in the Business or as a consultant to the Business.

9.5 Since the Accounting Date no change has been made in the rate of remuneration, emolument, pension benefit or other terms of employment of any of the employees.

9.6 No current negotiations for any increase in the remuneration or benefits of any of the employees are currently or likely within a period of 6 months after Completion.

10.  POWERS OF ATTORNEY

The Vendor has not given any power of attorney or other authority (express, implied or ostensible) which is still outstanding or effective to any person to enter into any contract or commitment on its behalf in relation to the Business.

11.  STATUTORY REQUIREMENTS

11.1 At the date of this Agreement the Vendor is conducting the Business in all material respects in accordance with all applicable laws and regulations.

11.2 At the date of this Agreement the Vendor is not party to any agreement or arrangement which infringes or is registrable, unenforceable or void or which renders the Vendor liable to civil or criminal proceedings which would have a material adverse effect on the Business

12.  LITIGATION

12.1 All licences, permits, consents, registrations, permission and approvals required for carrying on the Business now being carried on by the Vendor have been obtained and are in full force and effect and all reports, returns and information required by law or as a condition of any licence, permit, consent, registration, permission or approval to be made or given to any person or authority in connection with the Business have been made or given to the appropriate person or authority and so far as the Vendor is aware there is no circumstance which indicates that any licence, permit, consent, registration, permission or approval is capable of being revoked or not renewed.

12.2 The Vendor is not engaged in any litigation or arbitration, criminal or administrative proceeding whether as plaintiff, defendant or otherwise and no such proceedings by or against the Vendor in relation to the Business or Assets or in respect of any of its assets has been threatened or is to the best of the Vendor's knowledge and belief pending or expected and to the best of the Vendor's knowledge and belief there is no fact or circumstance which could give rise to any such proceedings.

12.3 The Vendor is not a party or subject to the provisions of any judgment or judicial order or decree whether or not contested or subject to appeal in relation to the Business.

12.4 The Vendor has not and to the best of the Vendor's knowledge and belief is not alleged to have committed of is alleged to be liable for any criminal illegal unlawful ultra vires or statutory duty.

13.  INTELLECTUAL PROPERTY

13.1 The Vendor is the beneficial owner, registered proprietor or Licensee of the Intellectual Property Rights.

13.2 To the best of the Vendor's knowledge, information and belief, each of the Intellectual Property Rights is valid and enforceable. No act has been done or omission omitted whereby any of them ceased or might cease to be valid or enforceable.

13.3 The Business does not and is not likely to infringe any patent, registered design, trademark, copyright or other intellectual property right of any other person (or would not do so if the same were valid).

13.4 The Vendor does not require and has not been granted any licence in relation to any Intellectual Property.

13.5 No right has been granted to any person to do anything which would or might otherwise infringe any of the Intellectual Property Rights.

13.6 The Vendor has not (except in the normal course of Business) disclosed or permitted to be disclosed or undertaken or arranged to disclose to any person other than the Purchaser any of its know-how, trade secrets, confidential information, price lists or lists of customers or suppliers relating to the Business.

14.  PROPERTIES

14.1 Use of Properties

     14.1.1 The Vendor is in occupation of the Properties for the purposes of the Business.

     14.1.2 The Vendor does not use or occupy any Properties in connection with the Business other than the Properties.

14.2 Encumbrances

         14.2.1 Save as specifically stated in Schedule 5 the Vendor's interest in the Properties are free from any mortgage, debenture, charge, lien or other encumbrance.

         14.2.2 The Properties are not subject to any outgoings other than rent, rates, service charges, management fees, water rates and electricity charges.

         14.2.3 All restrictive covenants to which the leases are subject have been disclosed in the disclosures, they have been fully observed and performed and any payments in respect of them due and payable have been duly paid.

14.3 Statutory obligations

     14.3.1 The Vendor has complied with and is complying with all applicable statutory and bye law requirements with respect to the Properties.

     14.3.2 There is no outstanding and unobserved or unperformed obligation in respect of the Properties necessary to comply with the requirements whether formal or informal, competent authority exercising statutory or delegated powers.

14.4 Adverse order

     14.4.1 There are no compulsory purchase notices, orders or resolutions affecting the Properties and there are no circumstances likely to lead to any being made.

     14.4.2 There are no closing, demolition or clearance order, enforcement notices or stop notices affecting the Properties and there are no circumstances likely to lead to any being made.

14.5 Condition of the Properties

     14.5.1 The buildings and other structures on the Properties are in good and substantial repair and fit for the purpose for which they are used.

     14.5.2 Each of the Properties enjoys the main services of water, drainage, electricity and gas.

14.6 Additional Leasehold Matters

     14.6.1 The Vendor has paid the rents and observed and performed the covenants on the part of the Tenant and the conditions contained in the Leases and the last demand (or receipt for rent if issued) was unqualified.

     14.6.2 All licences consents and approvals required from the Landlords and any superior Landlords under the Leases have been obtained and the covenants on the part of the Tenant contained in the licences, consents and approvals have been duly performed and observed.

     14.6.3 There are no rent reviews under the Leases or any superior leases in progress.

     14.6.4 There is no outstanding and unobserved or unperformed any obligation necessary to comply with any notice or other requirements given by the Landlords or any superior landlords under the Leases or any superior leases.

     14.6.5 There is no obligation to reinstatement of the Properties by removing or dismantling any alteration made to it by the Vendor and any predecessor to the Vendor.

15.  MATERIAL INFORMATION

15.1 To the best of the Vendor's knowledge information and belief there is:

     15.1.1 no fact or matter material to the value of the Assets or materially affecting the aggregate value of such Assets; and

     15.1.2 no fact or matter materially affecting the trading of the Business which has not been disclosed to the Purchaser and the disclosure of which might reasonably be expected materially to affect the willingness of the Purchaser to purchase such Assets at the aggregate price or the terms upon which the purchase is made (on the basis that the Purchaser will use such Assets for the purpose of carrying on the Business) and for the purposes of Clause 14.1 the aggregate of any claims under this warranty which total less than HK$78,000 shall not be considered material.

15.2 The information contained in the recitals and the schedules to this Agreement and the Disclosure Letter and all other information in writing given by the Vendor and or the Vendor's Solicitors in the responses to the questionnaire submitted by the Purchaser's Solicitors (including the annotations by the Vendor on such questionnaire) and the responses by the Vendor's Solicitors to the Purchaser's Solicitors property enquiries was when given and will at Completion remain true, complete and accurate in all material respects and to the best of its knowledge and belief the Vendor is not aware of any fact or matter not in the public domain in relation to the Business which renders any such information untrue incomplete inaccurate or misleading.

16.  GUARANTEES AND WARRANTIES

The Vendor has not given any guarantee indemnity or warranty or made any representation in respect of any Products or services sold or supplied or contracted to be sold or supplied by it or in respect of any other aspect of the Business save for any guarantee, indemnity or warranty implied by law and (save as aforesaid) has not accepted any liability or obligation to service repair maintain take back or otherwise do or not do anything in respect of any products or services that would apply after any such Products or services have been delivered or supplied by it in connection with the Business.

                                   SCHEDULE 2

                            (Transferring Employees)

1.       Hong Kong Office

(a)      Joven Lee Raymundo
(b)      John Richmond
(c)      Peter Hallett
(d)      Eddie Chung Ming Fai
(e)      Wan Yeok Seng
(f)      Serman Ma Chui Sing
(g)      Chris Ngow Yen Kong
(h)      Fiana Yam Man Ni

2.       Beijing Office

(a)      Derek Chi Geo Ming
(b)      Alan Zheng Qin Li
(c)      Richard Yan Xu Xin
(d)      Xin Yue
(e)      Tracy Shu Qing

                                   SCHEDULE 3

                              (Agreed Liabilities)

The Assumed Liabilities consist of those known Liabilities reflected in the accounting records of the Seller to be assumed by the purchaser pursuant to this Agreement, consisting only of the following:-

(i) those known and absolute Liabilities reflected in the Acquired Business Balance Sheet, effected through the operation of the Acquired Business in the ordinary course, and also adjusted to reflect the cancellation of intercompany accounts as between the Vendor and any affiliate of Eltrax Systems or the Seller;

(ii) those known and absolute Liabilities that have arisen (or that arise) and have been incurred (or that are incurred) in the ordinary course of business after the date of the Balance Sheet Date and before the date of the updated balance sheet delivered at Closing;

(iii) those known and absolute Liabilities that have arisen (or that arise) and have been incurred (or that are incurred) in the ordinary course of business between the date of the updated balance sheet delivered at Completion.

                               See attached bundle

                                   SCHEDULE 4

                                     (Debts)

                                   SCHEDULE 5


                                (The Properties)

(A)  Office Premises

     (1)  2nd Floor, VIP Commercial Centre,  Nos.116-120  Canton Road,  Kowloon,
          Hong
     Kong

     (2) No.837, North Block, Chong Sing Plaza, No.6 Suen Mo Mun Outer Street, Beijing

(B)  Residential Premises

     (1)  Flat C, 2nd Floor,  No.12  Observatory  Road  (Front),  Tsim Sha Tsui,
          Kowloon

     (2)  Flat B, 5th Floor,  No.12  Observatory  Road  (Front),  Tsim Sha Tsui,
          Kowloon

     (3)  Flat A, 2nd  Floor,  No.10  Observatory  Road  (Front,  Tsim Sha Tsui,
          Kowloon

     (4)  Flat C, 2nd Floor,  No. 12  Observatory  Road  (Rear),  Tsim Sha Tsui,
          Kowloon

                                   SCHEDULE 6

                     (Provisions relating to the Properties)

1. The Properties are sold for the unexpired residue of the terms of the Leases and at the rents reserved and subject to the covenants on the part of the tenant and the conditions which they contain and with vacant possession on completion.

2. Copies of the Leases have been supplied to the Purchaser, which shall be deemed to purchase with full knowledge of their contents and shall raise no requisition, enquiry or objection in relation to them.

3. The assignments of the Leases shall be in consideration of these presents and a covenant on the part of the Purchaser, as from the date of the assignment of the Leases, to pay the rent reserved by the Leases and to observe and perform the covenants on the part of the tenant and the conditions contained in the Leases and to indemnify the Vendor against all claims, demands, proceedings, damages, costs and expenses arising out of or incidental to their breach, non-observance or non-performance.

4.1 The Vendor shall use all reasonable endeavours to obtain, and will pay the incidental costs for the Landlords' Consents and the Purchaser shall co-operate in obtaining the licences by supplying such information and references as may reasonably be required.

4.2 The Vendor will as soon as practicable following receipt notify the Purchaser in writing of the issue of the Landlords' Consents.

4.3 The Purchaser will offer to covenant direct with the Landlords, with effect from the date of the respective assignments of the Leases, to pay the rents and observe and perform the covenants contained in the Leases.

5. The following provisions of this paragraph shall apply with respect to the period from the Completion Date to the dates of the respective assignments (or to the date of withdrawal of the Properties from the sale under paragraph 8, as the case may be).

5.1 The Purchaser may enter the Properties and occupy them as licensee of the Vendor and the Vendor shall hold them upon trust for the Purchaser according to the terms of this Agreement.

5.2 Notwithstanding the capacity of the Purchaser as licensee of the Vendor with respect to the occupation of the office Properties the Purchaser may carry on business on it for its own account.

5.3 The Purchaser shall be responsible for and if necessary reimburse the Vendor against all rates, water rates, insurance premiums and other outgoings of an annual or recurring nature (apportioned on a day to day basis) and also for all gas and electricity consumed on the Properties.

5.4 The Purchaser shall pay to the Vendor an amount equal to the rents reserved by the Leases as and when the rent falls due from the Vendor and the Vendor agrees to pay such rent to the immediate Reversioners accordingly and shall act or conduct itself in such a manner that the covenants (other than for the payment of rent and against alienation without prior consent) on the part of the tenant contained in the Leases are fully observed and performed and shall indemnify the Vendor against the breach, non-observance or non-performance of those covenants (excluding the covenant against alienation without prior consent).

5.5      The  Purchaser  shall  bear  all  third  party  public   liability  and
         employer's liability risks attached to the occupation and use of the Properties and shall indemnify the Vendor against them.

5.6 The assignment of the Leases shall be completed within 5 working days after the Landlords' Consents have been obtained.

5.7 If the Properties are withdrawn from the sale the Purchaser shall promptly deliver up vacant possession of the Properties to the Vendor and will cease to be the Vendor's licensee and the Vendor shall cease to hold the Properties on trust for the Purchaser under the terms of this Agreement.

6. If the Vendor is unable to obtain Landlord's Consent in respect of any of the Properties after using best endeavours so to do the Vendor shall not be obliged to apply to the Court for a declaration that the Landlord's Consent is being unreasonably withheld and the Properties so affected shall be withdrawn from the sale and neither party shall have any claim against the other in damages or for the costs of or incidental to the Properties so affected prior to withdrawal.

7. Until actual completion the Vendor shall pay all rents, service charge, insurance premium and other sums due to the Landlords under the Leases and shall keep the Purchaser indemnified from and against all costs, claims, damages, liabilities, expenses or losses arising on account of non-payment thereof.

8. The Vendor shall indemnify the Purchaser against the costs of and all claims liabilities and expenses arising in relation to the carrying out of any works or other repairs under the Leases to ensure full compliance with the tenants' repairing obligations up to an amount of HK$100,000 identified by the Landlord following an inspection to be made by the Landlord which the Vendor and Purchaser shall use their best endeavours to ensure occurs as soon as practically possible after the Completion Date.

 EXECUTED by                                )
for and on behalf of ELTRAX SYSTEMS         )
PTY LIMITED in the presence                 )
of:-                                        )


EXECUTED by                                 )
for and on behalf of AREMISSOFT (HK)        )
CORPORATION LIMITED                         )
in the presence of:-                        )


EXECUTED by                                 )
for and on behalf of VERSO                  )
TECHNOLOGIES, INC in the                    )
presence of:-                               )


EXECUTED by                                 )
for and on behalf of ELTRAX                 )
SYSTEMS INC in the presence of:-            )




EXECUTED by                                 )
For and on behalf of AREMISSOFT             )
CORPORATION in the presence of:-            )